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                                                                    EXHIBIT 23.1


                          Independent Auditor's Consent

The Board of Directors
Pan Pacific Retail Properties, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-63743), as amended by Amendment No. 1 thereto, of Pan Pacific Retail Properties, Inc., dated October 5, 1998, as supplemented by the prospectus supplement dated December 13, 2002, of our report dated January 23, 2002, except as to Note 3 to the Consolidated Financial Statements, which is as of October 31, 2002, relating to the consolidated balance sheets of Pan Pacific Retail Properties, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule III, which report appears in the December 31, 2001, annual report on Form 10-K and on Form 10-K/A of Pan Pacific Retail Properties, Inc. and to the reference to our firm under the heading "Experts" in the prospectus supplement.


/s/  KPMG LLP


San Diego, California
December 12, 2002